Exhibit 99.1

OMNIQ’s AI HOMELAND SECURITY SOLUTION SELECTED TO PROTECT ADDITIONAL MIDDLE EASTERN BORDERS

●	omniQ’s AI Machine Vision technology identifies patterns and enable proactive smart decisions
●	omniQ’s AI Homeland Security solutions are already deployed in foreign Ministry of Defense Head Quarters, foreign military bases, in sensitive zones in the Middle East, South America, Eastern Asia and the US.
●	OMNIQ’s Machine Vision technology serves a variety of mega verticals, including Safe and Smart City, Border Control, Automation of Parking and CRM for Retail shops and Restaurants.
●	omniQ’s AI uses patented Neural Network algorithms that imitate the human brain for pattern recognition enabling smart and quick decision-making.

SALT LAKE CITY, March 29th, 2023 (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI) and IoT – based solutions, announced today it has been selected to deploy its AI-based machine vision solution to additional borders in the Middle East. This is a follow on order to previously announced border control contracts.

“We have a long history of deploying our AI technology to the most sensitive and demanding authorities in the world. With the these additional deployments, we are now at the San Diego Mexico, Texas Mexico, Canada Alaska, Israel Jordan and in the Far East borders lending further proof that our technology is trusted where it matters most, protecting human beings around the globe. The momentum in the market acceptance for our AI based solution continues with our recent wins in both additional airports and cities in the US bringing our total aiports to 57 and our total cities to 17 and growing,” said Shai Lustgarten, CEO of OMNIQ.

OMNIQ’s AI-based machine vision VRS solution uses patented Neural Network algorithms that imitate human brains for pattern recognition enabling smart and quick decision-making. More than 17,000 OMNIQ AI-based machine vision sensors are installed worldwide, including approximately 7,000 in the U.S. OMNIQ’s AI based Machune vision capabilities are founded on patented features including vehicle identification by make and color combined with superior accuracy based on sophisticated algorithm and machine learning.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

IR Contact

Koko Kimball

385-758-9241

kkimball@omniq.com